Exhibit 10.21
First Amendment to Term Loan Facility Letter

This First Amendment to Term Loan Facility Letter (herein, the “Amendment”) is entered into as of December 20, 2022, between Werner Enterprises, Inc., a Nebraska corporation (the “Borrower”), and BMO Harris Bank N.A. (the “Bank”).

Preliminary Statements

A.Borrower and Bank are parties to that certain Term Loan Facility Letter, dated as of June 30, 2021 (as amended, restated, modified or otherwise supplemented from time to time, the “Facility Letter”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Facility Letter.

B.Borrower will concurrently herewith enter into a $1,075,000,000 Credit Agreement dated as of the date hereof (the “Credit Agreement”) with the Lenders referred to therein and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender (the “Administrative Agent”), which Credit Agreement will refinance in full the Revolving Line Facility Letter.

C.Borrower has requested that the Facility Letter be amended to reference the Credit Agreement in lieu of the Revolving Line Facility Letter and Bank is willing to do so on under the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Facility Letter shall be and hereby is amended as follows:

1.1.Section 9 of the Facility Letter shall be amended by replacing the address “111 West Monroe Street, Chicago, Illinois” with “320 South Canal Street, Chicago, Illinois”.

1.2.Section 11 of the Facility Letter shall be amended and restated in its entirety to read as follows:

11. Representations, Warranties, and Covenants. Borrower hereby represents and warrants to Bank that each of the representations and warranties set forth in Article VI of that certain Credit Agreement dated as of December 20, 2022, by and among Borrower, the Lenders referred to therein, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender (as amended, modified or restated from time to time, the “Credit Agreement”), which are hereby incorporated by reference for the benefit of Bankherein as though set forth herein in their entirety (as modified as set forth below), are and remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of the date hereof, except to the extent the same expressly relate to an earlier date, (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date). So long as any credit is available to or in use by Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by Bank, Borrower hereby agrees to observe, perform, comply, in all material respects, with and be bound by each of its covenants, agreements, and obligations contained in Articles VII and VIII of the Credit Agreement, which are also hereby incorporated by reference for the benefit of Bank herein as though set forth herein in their entirety (as modified as set forth below). For purposes of this Agreement, Articles VI, VII and VIII of the Credit Agreement, together with related definitions, exhibits and ancillary provisions (including, without limitation, Section 11.19 thereof), are hereby incorporated herein by reference, mutatis mutandis, and will be deemed to continue in effect for the benefit of Bank until the Term Loan (both for principal and interest) and all other fees and other obligations payable under this Term Loan Facility Letter are paid and satisfied in full, irrespective of whether or not the Credit Agreement remains in effect or any credit extended thereunder remains outstanding, provided that: (a) each reference to this “Credit Agreement” or the “Note” or the like contained therein shall be deemed to be a reference to this Term Loan Facility Letter and the Note issued hereunder, and any reference to the “Loans” being advanced thereunder shall be deemed a reference to the Term Loan being advanced pursuant to this Term Loan Facility Letter, (b) each reference to “Administrative Agent” contained therein shall be deemed a reference to Bank hereunder, unless the context otherwise requires, (c) Liens shall not be permitted to secure the Obligations under the Credit Agreement (other than Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents as in effect on the date of the First Amendment to this Term Loan Facility Agreement), (d) any reference to an “Event of Default” therein shall be deemed to be reference to an Event of Default under this Term Loan Facility Letter, and (e) so long as Bank is a holder of the Loans under the Credit Agreement, any representation, warranty, covenant, agreement, or other obligation contained in Article VI, VII or VIII of the Credit Agreement that is amended, modified, or waived in writing by the Required Lenders (as such term is defined in the Credit Agreement) under the terms of the Credit Agreement shall be deemed an amendment, modification or waiver, as applicable, of the provisions of Article VI, VII or VIII of the Credit Agreement as incorporated by reference into this Term Loan Facility Letter.

1.3.Section 13 of the Facility Letter shall be amended and restated in its entirety to read as follows:

13.Default. Borrower without notice or demand of any kind, shall be in default under this Facility Letter upon the occurrence of any of the following events (each an “Event of Default”).

(a)The Borrower fails to pay any principal of the Term Loan as and on the date when due; or

(b)The Borrower fails to pay any interest on the Term Loan, or any fee due hereunder, or any portion thereof, within three (3) Business Days after the date when due; or the Borrower fails to pay any other fee or amount payable to the Lender under this Term Loan Facility Letter or the Note, or any portion thereof, within three (3) Business Days after the date due; or

(c)The Borrower fails to comply with (i) any covenant or agreement incorporated herein by reference pursuant to Section 11 above, subject to any applicable grace period and/or notice requirement set forth in Section 9.1(d) of the Credit Agreement (it being understood and agreed that any such notice requirement shall be met by the Bank’s giving the applicable notice to the Borrower hereunder) or (ii) any other provision of such Section 11; or

(d)Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary (as defined in the Credit Agreement) thereof in this Term Loan Facility Letter or the Note, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect (as defined in the Credit Agreement) qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary (as defined in the Credit Agreement) thereof in this Agreement, in the Note, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect (as defined in the Credit Agreement) qualifications, shall be incorrect or misleading in any material respect when made or deemed made; or

(e)Any “Event of Default” specified in Section 9.1 of the Credit Agreement (including for purposes of this Section 13(e), so long as Bank is a holder of the Loans under the Credit Agreement, each “Event of Default” that is added to Section 9.1 of the Credit Agreement after the Closing Date (as defined in the Credit Agreement), as such “Event of Default” is in effect on the date so added, without giving effect to any subsequent amendment or other modification thereof) occurs and is continuing, without giving effect to any waiver or amendment thereof pursuant to the Credit Agreement, it being agreed that each such “Event of Default” shall survive any termination, cancellation, discharge or replacement of the Credit Agreement.

1.4.The reference to “or any guarantor” in Section 14(b) is hereby deleted.

1.5.Bank’s notice address shall be amended and restated in its entirety to read as follows:

to Bank at:
BMO Harris Bank N.A.
BMO Tower
320 South Canal Street
Chicago, Illinois 60606
Attention:     Ken Kramer
Telephone:     (630) 307-2848
Email:    ken.kramer@bmo.com

Section 2.    Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.Borrower and Bank shall have executed and delivered this Amendment.

2.2.Legal matters incident to the execution and delivery of this Amendment shall be reasonably satisfactory to Bank and its counsel.

Section 3.    Representations.

In order to induce Bank to execute and deliver this Amendment, Borrower hereby represents to Bank that as of the date hereof the representations and warranties set forth in Section 11 of the Facility Letter (as amended hereby) are and shall be and remain true and correct and Borrower is in compliance with the terms and conditions of the Facility Letter, except where such non-compliance would not reasonably be likely to result in a Material Adverse Effect (as such term is defined in the Credit Agreement) and no Event of Default or event or circumstance which, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing under the Facility Letter or shall result after giving effect to this Amendment.

Section 4.    Miscellaneous.

4.1.Except as specifically amended herein, the Facility Letter shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Facility Letter, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Facility Letter, any reference in any of such items to the Facility Letter being sufficient to refer to the Facility Letter as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Facility Letter, except as specifically set forth herein. Without limiting the foregoing, Borrower agrees to comply, in all material respects, with all of the terms, conditions, and provisions of the Facility Letter except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.

4.2.Borrower agrees to pay on demand all costs and expenses of or incurred by Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable and documented out-of-pocket fees and expenses of outside counsel for Bank.

4.3.This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of a portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[Signature Page to Follow]

This First Amendment to Term Loan Facility Letter is entered into as of the date and year first above written.
WERNER ENTERPRISES, INC.,
a Nebraska corporation, as Borrower

By: /s/ Derek J. Leathers
Name: Derek J. Leathers
Title: Chairman, President & Chief Executive Officer

By: /s/ John J. Steele
Name: John J. Steele
Title: Executive Vice President, Treasurer & Chief Financial Officer

Accepted and agreed to.

BMO HARRIS BANK N.A.

By: /s/ Kenneth J. Kramer
Name: Kenneth J. Kramer
Title: Manager Director